EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Clark/Bardes, Inc. 2002 Stock Option Plan, Clark, Inc. 2003 Stock Option Plan and the Amended and Restated Employee Stock Purchase Plan of Clark, Inc. of our report dated February 22, 2002, with respect to the December 31, 2001 and 2000 consolidated financial statements of Clark/Bardes, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.


                                                           /s/ ERNST & YOUNG LLP


Dallas, Texas
June 24, 2003